Delaware The First State Page 1 5317726 8100 Authentication: 202707803 SR# 20220586523 Date: 02-18-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CINER RESOURCES LP”, CHANGING ITS NAME FROM "CINER RESOURCES LP" TO "SISECAM RESOURCES LP", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2022, AT 10:35 O`CLOCK A.M.